As filed with the Securities and Exchange Commission on April 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

READ-RITE CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	94-2770690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

44100 Osgood Road

Fremont, California 94539

(510) 683-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Employee Stock Purchase Plan

(Full title of the plan)

Alan S. Lowe

President and Chief Executive Officer

Read-Rite Corporation

44100 Osgood Road

Fremont, California 94539

(510) 683-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian C. Erb, Esq.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $0.0001 par value per share, and associated Preferred Share Purchase Rights, to be issued pursuant to the Registrant’s Amended and Restated Employee Stock Purchase Plan	420,000	$0.80	$336,000	$28.00

(1)	This Registration Statement shall also cover any additional shares of Registrant’s Common Stock, and associated Preferred Share Purchase Rights, that become issuable under the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $0.80 per share, which was the average of the high and low prices of the Registrant’s Common Stock, quoted by the National Association of Securities Dealers Automated Quotation System on April 23, 2003. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by 0.00008090.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Read-Rite Corporation (the “Registrant”) with the Securities and Exchange Commission are incorporated herein by reference:

REGISTRANT FILINGS	PERIOD OR DATE FILED

Annual Report on Form 10-K	For the fiscal year ended September 30, 2002.

Quarterly Report on Form 10-Q	For the quarterly period ended December 29, 2002.

Current Report on Form 8-K	April 10, 2003.

The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description

September 6, 1991.

The description of the Registrant’s Preferred Share Purchase Rights set forth in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description

March 6, 1997; as amended on April 4, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Delaware law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s Bylaws provide that the Registrant shall indemnify each of its directors and officers, and may indemnify each of its employees and agents, to the maximum extent and in the manner permitted by Delaware law, against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The Registrant’s Bylaws also authorize the use of indemnification agreements and provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Registrant any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Delaware law.

The Registrant has entered into indemnification agreements with each of its directors and executive officers and maintains a policy of director and officer liability insurance that covers certain matters, including matters arising under the Securities Act of 1933.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this registration statement).

24.1	Power of attorney (contained on signature pages of this registration statement).

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 29th day of April, 2003.

READ-RITE CORPORATION

By:	/s/ ALAN S. LOWE
Alan S. Lowe
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan S. Lowe and Andrew C. Holcomb his attorney-in-fact, each with full power of substitution, for him in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. LOWE Alan S. Lowe	President and Chief Executive Officer (Principal Executive Officer)	April 28, 2003

/s/ ANDREW C. HOLCOMB Andrew C. Holcomb	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2003

/s/ CYRIL J. YANSOUNI Cyril J. Yansouni	Chairman of the Board of Directors	April 28, 2003

/s/ WILLIAM J. ALMON William J. Almon	Director	April 28, 2003

/s/ MATTHEW J. O’ROURKE Matthew J. O’Rourke	Director	April 28, 2003

/s/ EDWARD P. SMOOT Edward P. Smoot	Director	April 28, 2003

/s/ ROBERT M. WHITE Robert M. White	Director	April 28, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this registration statement).

24.1	Power of attorney (contained on signature pages of this registration statement).